Exhibit 10.6.2

SECOND AMENDMENT TO THE

AMENDED AND RESTATED MARKETING AGENT AGREEMENT

This SECOND AMENDMENT TO THE AMENDED AND RESTATED MARKETING AGENT AGREEMENT (the “Amendment”) dated November 30, 2022 and effective as of December 6, 2022 between World Gold Trust Services, LLC, a Delaware limited liability company (the “Sponsor” or “WGTS”), and State Street Global Advisors Funds Distributors, LLC (formerly, State Street Global Markets, LLC), a Delaware limited liability company (the “Marketing Agent” or “SSGA FD”).

WHEREAS, the Sponsor and the Marketing Agent entered into an Amended and Restated Marketing Agent Agreement dated as of July 17, 2015 (the “Agreement”) pursuant to which WGTS has retained SSGA FD as the exclusive marketing agent of SPDR® Gold Trust (the “Trust”);

WHEREAS, the Sponsor and the Marketing Agent entered into a Master Marketing Agent Agreement dated as of July 17, 2015, as amended (the “Master Marketing Agent Agreement”), pursuant to which WGTS has retained SSGA FD as the exclusive marketing agent of the Funds (as such term is defined in the Master Marketing Agent Agreement);

WHEREAS, the Sponsor and the Marketing Agent amended the Agreement on May 4, 2018 to modify the intended use of the Marketing Budget and reflect a change in the Marketing Agent’s name;

WHEREAS, the Sponsor and Marketing Agent desire to amend the Agreement to revise the definition of the Custodian to include JPMorgan Chase Bank, N.A.; and

WHEREAS, the parties desire to amend the Agreement to reflect the aforementioned modification and change as set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth below, the parties agree as follows:

1.	The first recital shall be revised in its entirety to read as follows:

WHEREAS, the SPDR® Gold Trust (the “Trust”) is governed by the Trust Indenture dated as of November 16, 2004 (as amended, supplemented or otherwise modified from time to time, the “Trust Indenture”) between the Sponsor and The Bank of New York, a New York banking corporation, not in its individual capacity, but solely as the trustee (the “Trustee”), pursuant to which the Trust has and will issue SPDR® Gold Shares (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust, upon the deposit of gold with the Custodian (as defined in the Trust Indenture).

2.	The following definition shall be added in its proper alphabetical place to Article 1.1 “Definitions”:

“Custodian” has the meaning set forth in the Trust Indenture.

3.	All other terms, conditions, provisions and sections of the Agreement shall remain in full force and effect.

4.	This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same amendment.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Marketing Agent and the Sponsor have each caused this Amendment to be duly executed and delivered as of the date first above written.

STATE STREET GLOBAL ADVISORS
FUNDS DISTRIBUTORS, LLC

By:	/s/ Susan R. Thompson
Name:	Susan R. Thompson
Title:	EVP

WORLD GOLD TRUST SERVICES, LLC

By:	/s/ Joseph R. Cavatoni
Name:	Joseph R Cavatoni
Title:	Principal Executive Officer